UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2014 (December 5, 2014)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 5, 2014, Tenneco Inc. (“Tenneco”) completed its previously announced public offering of $225 million 5 3⁄8% senior notes due 2024 (the “2024 Notes”).

Further, on December 5, 2014, Tenneco announced that it had received the requisite tenders and consents from holders of its outstanding $225 million 7 3⁄4% senior notes due 2018 (the “2018 Notes”) to amend the indenture governing such notes in connection with its previously announced cash tender offer for any and all of its outstanding $225 million 2018 Notes. Holders of approximately $181 million aggregate principal amount of the outstanding 2018 Notes (approximately 80.34%) validly tendered their 2018 Notes as of the expiration of the consent solicitation and thus validly delivered the consents necessary for the proposed amendments to the indenture governing the 2018 Notes. On December 5, 2014, Tenneco accepted for purchase all such 2018 Notes validly tendered as of the expiration of the consent solicitation and entered into a supplemental indenture effecting the proposed amendments, as described below.

Indenture

The 2024 Notes were issued pursuant to an Indenture, dated as of December 5, 2014 (the “Base Indenture”), among Tenneco, each of Tenneco’s material domestic wholly-owned subsidiaries that also guarantee Tenneco’s senior credit facility (the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of December 5, 2014, among Tenneco, the Subsidiary Guarantors and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Copies of the Base Indenture and Supplemental Indenture are filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The 2024 Notes are general senior obligations of Tenneco and will mature on December 15, 2024 with interest payable semi-annually on June 15 and December 15, beginning on June 15, 2015. The 2024 Notes are guaranteed by each of the Subsidiary Guarantors. These subsidiary guarantees are general senior obligations of the Subsidiary Guarantors. The 2024 Notes and subsidiary guarantees are not secured by any assets of Tenneco or the Subsidiary Guarantors.

Tenneco may redeem some or all of the 2024 Notes in whole at any time or in part from time to time on or after December 15, 2019 at specified redemption prices. It also may redeem up to 35% of the aggregate principal amount of the 2024 Notes using the proceeds of certain equity offerings completed on or before December 15, 2017. Tenneco may also redeem the 2024 Notes, in whole or in part, at any time prior to December 15, 2019 at a price equal to 100% of the principal amount thereof plus a specified premium. Additionally, if Tenneco experiences specific kinds of changes of control, Tenneco will be required to make an offer to purchase the 2024 Notes at 101 percent of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase.

The Indenture provides for certain limitations on Tenneco’s ability and the ability of certain of Tenneco’s subsidiaries to (i) incur additional indebtedness or contingent obligations, (ii) pay dividends or make distributions to Tenneco’s stockholders, (iii) purchase or redeem Tenneco’s equity interests, (iv) make investments, (v) create liens, (vi) enter into transactions with Tenneco’s affiliates, (vii) sell assets and (viii) merge or consolidate with, or dispose of substantially all of Tenneco’s assets to, other companies. During any period that the credit rating on the 2024 Notes, as determined by either Moody’s Investors Service or Standard and Poor’s Ratings Services, equals or exceeds Baa3 and BBB-, respectively, and no default or event of default has occurred and is continuing, Tenneco will not be subject to most of the restrictive covenants and corresponding events of default contained in the Indenture. Any restrictive covenants or corresponding events of default that cease to apply as a result of achieving these ratings will be restored if at least one of the credit ratings on the 2024 Notes does not remain at or above these thresholds.

First Supplemental Indenture

On December 5, 2014, Tenneco, the Subsidiary Guarantors and U.S. Bank National Association, as trustee, entered into the First Supplemental Indenture (the “First Supplemental Indenture”) amending and supplementing the indenture governing the 2018 Notes. The First Supplemental Indenture, among other things, removes substantially all of the restrictive covenants contained in the indenture, eliminates certain events of default contained therein, reduces the minimum notice period required to effect a call for redemption from 30 to 5 days and modifies certain other provisions thereof. A copy of the First Supplemental Indenture is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The descriptions and provisions of the Base Indenture, the Supplemental Indenture and the First Supplemental Indenture described above are summaries only, are not necessarily complete and are qualified in their entirety by reference to the full and complete terms contained in the Base Indenture, Supplemental Indenture and the First Supplemental Indenture, copies of which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This filing does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which it would be unlawful.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information under Item 1.01 is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

On December 5, 2014, Tenneco issued a press release announcing that it had received the requisite tenders and consents from holders of its outstanding $225 million 2018 Notes to amend the indenture governing such notes. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibits are filed herewith in connection with the Registration Statement on Form S-3 (Registration No. 333-200663) filed with the Securities and Exchange Commission on December 1, 2014 relating to $225,000,000 aggregate principal amount of 5 3⁄8% Senior Notes due 2024 of Tenneco offered pursuant to the prospectus supplement dated December 2, 2014.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 2, 2014, among Tenneco Inc., the guarantors named therein, and Wells Fargo Securities, LLC, as representative of the underwriters named therein

4.1	Indenture, dated as of December 5, 2014, among Tenneco Inc., the guarantors named therein and U.S. Bank National Association, as trustee

4.2	First Supplemental Indenture, dated as of December 5, 2014, among Tenneco Inc., the guarantors named therein and U.S. Bank National Association, as trustee, relating to the 2024 Notes

4.3	First Supplemental Indenture, dated as of December 5, 2014, among Tenneco Inc., the guarantors named therein and U.S. Bank National Association, as trustee, relating to the 2018 Notes

5.1	Opinion of Mayer Brown LLP

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)

99.1	Press release dated December 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: December 5, 2014	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary